Exhibit 99.1

Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Aug. 1, 2012

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds (918) 573-3332	John Porter (918) 573-0797	Sharna Reingold (918) 573-2078

Williams Reports Second-Quarter 2012 Financial Results

—	Guidance is Consistent with July 23 Announcement; 2Q Adjusted EPS is $0.01 Higher Than July 23 Estimate

—	Company Maintains Guidance for Strong Dividend Growth: 55% Higher in 2012, 20% Higher in Each of 2013-2014

—	Second-Quarter 2012 Net Income is $132 Million, $0.21 per Share

—	Adjusted Earnings are $138 Million, $0.22 per Share for 2Q 2012; $374 Million, $0.61 per Share for First Half of 2012

—	Sharply Lower NGL Margins at Williams Partners, Other Items Drive Down 2Q Results

Quarterly Summary Financial Information	2Q 2012		2Q 2011
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share
Income from continuing operations	$133	$0.21	$171	$0.29
Income (loss) from discontinued operations	(1)	—	56	0.09

Net income	$132	$0.21	$227	$0.38

Adjusted income from continuing operations*	$138	$0.22	$172	$0.29

Year-to-Date Summary Financial Information	YTD 2012		YTD 2011
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share
Income from continuing operations	$420	$0.68	$471	$0.79
Income from discontinued operations	135	0.22	77	0.13

Net income	$555	$0.90	$548	$0.92

Adjusted income from continuing operations*	$374	$0.61	$341	$0.57

*	A schedule reconciling income (loss) from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

TULSA, Okla. – Williams (NYSE: WMB) announced second-quarter 2012 unaudited net income attributable to Williams of $132 million, or $0.21 per share on a diluted basis, compared with net income of $227 million, or $0.38 per share on a diluted basis for second-quarter 2011.

Williams (NYSE:WMB) · 2Q 2012 Financial Results · Aug. 1, 2012	Page 1 of 8

A sharp decline in natural gas liquid (NGL) margins and other factors at Williams Partners, as well as the absence of $56 million in income from discontinued operations in second-quarter 2011, drove the decline in net income during second-quarter 2012.

For the first half of 2012, Williams reported net income of $555 million, or $0.90 per share on a diluted basis, compared with net income of $548 million, or $0.92 per share, for the same time period in 2011.

The increase in year-to-date 2012 net income is primarily due to gains associated with the sale of Williams’ former assets in Venezuela. A number of factors mostly offset this benefit, including the absence of a $124 million income tax benefit primarily associated with a federal settlement that was recorded during first-quarter 2011; and the previously noted decline in NGL margins at Williams Partners and other factors during the second quarter of 2012.

Prior-period results throughout this release have been recast to reflect the separation of Williams’ former exploration and production business on Dec. 31, 2011. The results of the former exploration and production business are reported in discontinued operations for 2011.

Adjusted Income from Continuing Operations

Adjusted income from continuing operations was $138 million, or $0.22 per share, for second-quarter 2012, compared with $172 million, or $0.29 per share for second-quarter 2011. The second-quarter adjusted results are $0.01 higher than the estimate of $0.21 per share that the company provided in its July 23 guidance news release.

The decline in adjusted earnings for the second quarter of 2012 is due to lower results at Williams Partners driven by the sharply lower NGL margins and other factors in the second quarter.

Year-to-date through June 30, adjusted income from continuing operations was $374 million, or $0.61 per share, compared with $341 million, or $0.57 per share for the first half of 2011.

The increase in adjusted income from continuing operations for the first half of 2012 was due to improvement in the Midstream Canada & Olefins segment, driven by a strong first quarter, and decreased interest expense reflecting both corporate debt retirements in December 2011 and increased capitalized interest at Midstream Canada & Olefins associated with construction projects. Lower second-quarter results in the Williams Partners segment partially offset these benefits in the year-to-date period.

Williams (NYSE:WMB) · 2Q 2012 Financial Results · Aug. 1, 2012	Page 2 of 8

Adjusted income from continuing operations reflects the removal of items considered unrepresentative of ongoing operations and is a non-GAAP measure. Reconciliation to the most relevant GAAP measure is attached to this news release.

CEO Comment

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“As we previously announced, the second-quarter results were driven down by a sharp decline in NGL prices. While we lowered our 2012 and 2013 earnings guidance, we raised our 2014 earnings guidance and reaffirmed our commitment to delivering strong dividend growth.

“We continue to see growth in Williams Partners’ fee-based revenue, particularly in the partnership’s midstream business, where the fee-based revenue was up 19 percent during the second quarter; we expect that trend to continue, as Williams Partners’ fee-based business is expected to be more than 80 percent of its total business by 2014.

“Furthermore, the proposed drop-down of the Geismar facility will significantly benefit both Williams and Williams Partners. We expect to continue to see volatility in the natural gas-to-ethane spread as domestic NGL markets go through growth spurts and periods of oversupply prior to significant new cracking capacity coming online in 2015 and beyond. This will shift Williams Partners’ commodity exposure from ethane to ethylene which we expect to be in tighter supply during this same period.”

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners, Midstream Canada & Olefins, and Other. The Williams Partners segment includes the consolidated results of Williams Partners L.P. (NYSE:WPZ), and Midstream Canada & Olefins includes the results of Williams’ Canadian midstream and domestic olefins business.

Williams (NYSE:WMB) · 2Q 2012 Financial Results · Aug. 1, 2012	Page 3 of 8

Consolidated Segment Profit	2Q		YTD
Amounts in millions	2012	2011	2012	2011

Williams Partners	$339	$471	$827	$908
Midstream Canada & Olefins	68	72	171	146
Other	1	2	60	22

Consolidated Segment Profit	$408	$545	$1,058	$1,076

Adjusted Consolidated Segment Profit*	2Q		YTD
Amounts in millions	2012	2011	2012	2011

Williams Partners	$352	$474	$841	$911
Midstream Canada & Olefins	68	72	171	146
Other	1	2	7	11

Adjusted Consolidated Segment Profit	$421	$548	$1,019	$1,068

*	A schedule reconciling segment profit to adjusted segment profit (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

Williams Partners

Williams Partners is focused on natural gas transportation, gathering, treating, processing and storage; NGL fractionation; and oil transportation.

For second-quarter 2012, Williams Partners reported segment profit of $339 million, compared with $471 million for second-quarter 2011. Year-to-date through June 30, Williams Partners reported $827 million in segment profit, compared with $908 million for the same period in 2011.

The decline in Williams Partners’ segment profit during the second quarter and year-to-date 2012 is primarily due to a significant decline in NGL prices, primarily in the second quarter of 2012, which led to lower NGL margins and lower marketing margins in Williams Partners’ midstream business. Other factors also negatively affected the second-quarter results, including higher expenses, primarily associated with the partnership’s recent acquisitions. An increase in fee-based revenue, including an increase of 19 percent in the partnership’s midstream business, partially offset the negative impacts of lower NGL prices and other factors.

Williams (NYSE:WMB) · 2Q 2012 Financial Results · Aug. 1, 2012	Page 4 of 8

Williams Partners

Key Operational Metrics	2011				2012
	1Q	2Q	3Q	4Q	1Q	2Q	2Q Change
Fee-based Revenues* (millions)							Year-over-year	Sequential
Gas pipeline business	$361	$359	$368	$384	$384	$366	1.9%	-4.7%
Midstream business	217	230	249	248	258	274	19.1%	6.2%

Williams Partners Total	$578	$589	$617	$632	$642	$640	8.7%	-0.3%

NGL Margins
NGL margins (millions)	$207	$253	$234	$287	$242	$189	-25.3%	-21.9%
NGL equity volumes (gallons in millions)	289	308	274	317	308	295	-4.2%	-4.2%
Per-unit NGL margins ($/gallon)	$0.71	$0.83	$0.85	$0.91	$0.79	$0.64	-22.9%	-19.0%

*	Fee-based revenues is a non-GAAP measure. A reconciliation to the most relevant measure included in GAAP is attached to this news release.

The increase in fee-based revenues during second-quarter 2012 was primarily due to new volumes on Williams Partners’ recently acquired Ohio Valley Midstream system and Susquehanna Supply Hub gathering assets in the Marcellus Shale and higher volumes on the Perdido Norte gas and oil pipelines in the western deepwater Gulf of Mexico.

As previously announced, Williams Partners maintained its outlook for strong annual cash distribution growth. It expects an increase of 8 percent in 2012 and 9 percent in both 2013 and 2014 at guidance midpoints.

There is a more detailed description of Williams Partners’ interstate gas pipeline and midstream business results in the partnership’s second-quarter 2012 financial results news release, which is also being issued today.

Midstream Canada & Olefins

Midstream Canada & Olefins includes Williams’ operations in the United States and Canada focused on recovering, transporting, storing and producing ethylene, propylene, NGLs and other related products.

Midstream Canada & Olefins reported segment profit of $68 million for second-quarter 2012, compared with $72 million for second-quarter 2011.

The slight decline in segment profit during second-quarter 2012 was due to lower Canadian NGL product margins driven by lower sales volumes and lower per-unit margins. The lower sales volumes were due to the impact of filling the new Boreal Pipeline, which was placed into service in June. These items were mostly offset by higher Geismar ethylene product margins.

For the first half of 2012, Midstream Canada & Olefins reported segment profit of $171 million, compared with $146 million for the first half of 2011. The increase in segment profit for the first half of 2012 was primarily due to strong

Williams (NYSE:WMB) · 2Q 2012 Financial Results · Aug. 1, 2012	Page 5 of 8

results in the first quarter, driven by higher Geismar ethylene product sales margins and higher Geismar butadiene and other product margins. These items were partially offset by higher operating and maintenance costs and lower Canadian NGL product margins.

Other

The Other segment benefited from gains related to the 2010 sale of the company’s Accroven investment in Venezuela of $53 million in the year-to-date 2012 period and $11 million in the year-to-date 2011 period.

Guidance Unchanged from July 23 Announcement

Williams’ guidance issued on July 23 for dividends, earnings and capital expenditures for 2012-14 is unchanged. Williams continues to expect to pay a full-year 2012 shareholder dividend of $1.20 per share, a 55 percent increase over 2011. As well, the company expects the full-year dividend it pays shareholders in each of 2013 and 2014 to increase by 20 percent – to $1.44 and $1.75 per share, respectively.

Williams’ revised guidance midpoints for full-year 2012 and 2013 are, respectively, $1.15 and $1.38 for adjusted earnings per share. For 2014, the company’s guidance for adjusted earnings per share is a range with midpoint of $1.95 – a level 59 percent higher than the $1.23 it reported in 2011.

As previously reported on July 23, Williams’ guidance ranges were based on lower near-term NGL prices resulting from record warm winter, high third-party ethylene cracker downtime, growing supplies and other factors.

Williams continues to expect the influence of NGL prices on its earnings to diminish over the next few years as it transitions to a business mix that is increasingly fee-based in its Williams Partners segment. The company’s 2013 and 2014 earnings expectations reflect that shift to greater fee-based business; the benefit of projects coming into service; and some improvement from current NGL market conditions.

The previously reported increase in 2014 earnings guidance is based on the ethylene crack spread recovering to the first-half 2012 level, the strength of the company’s fundamental businesses, growth and some improvement in NGL prices.

For capital and investing expenditures, the company’s guidance includes ranges with midpoints of $6.7 billion in 2012, $3.6 billion in 2013 and $2.6 billion in 2014. The 2013 and 2014 ranges do not include a number of potential projects in development that have not yet been placed into guidance.

Williams (NYSE:WMB) · 2Q 2012 Financial Results · Aug. 1, 2012	Page 6 of 8

Second-Quarter Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams’ second-quarter 2012 financial results package will be posted shortly at www.williams.com. The package will include the data book and analyst package, and the investor presentation with a recorded commentary from CEO Alan Armstrong.

The company will host the second-quarter Q&A live webcast on Thursday, Aug. 2 at 9:30 a.m. EDT. A link to the live webcast of the event, as well as replays in both streaming and downloadable podcast formats, will be available at www.williams.com. A limited number of phone lines will be available at (888) 430-8690. International callers should dial (719) 325-2356.

Non-GAAP Measures

This press release includes certain financial measures – adjusted segment profit, fee-based revenues, adjusted income from continuing operations (“earnings”) and adjusted earnings per share – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit, adjusted earnings and adjusted earnings per share measures exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Management believes these measures provide investors meaningful insight into the company’s results from ongoing operations. Fee-based revenues include total revenues less commodity-based and tracked revenue. Such excluded items can be volatile due to changing market conditions, which are largely beyond our management’s control. Fee-based revenues provide investors with information about the growth of our revenues that are not subject to this volatility.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company and aid investor understanding. Neither fee-based revenues, adjusted segment profit, adjusted earnings, nor adjusted earnings per share measures are intended to represent an alternative to revenues, segment profit, net income or earnings per share. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams (NYSE: WMB)

Williams is one of the leading energy infrastructure companies in North America. It owns interests in or operates 15,000 miles of interstate gas pipelines, 1,000 miles of NGL transportation pipelines, and more than 10,000 miles of oil and gas gathering pipelines. The company’s facilities have daily gas processing capacity of 6.6 billion cubic feet of natural gas and NGL production of more than 200,000 barrels per day. Williams owns a 68-percent ownership interest in Williams Partners L.P. (NYSE: WPZ), one of the largest diversified energy master limited partnerships. Williams Partners owns most of Williams’ interstate gas pipeline and domestic midstream assets. The company’s headquarters is in Tulsa, Okla.

# # #

Williams (NYSE:WMB) · 2Q 2012 Financial Results · Aug. 1, 2012	Page 7 of 8

Our reports, filings, and other public announcements may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “guidance,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

—	Amounts and nature of future capital expenditures;

—	Expansion and growth of our business and operations;

—	Financial condition and liquidity;

—	Business strategy;

—	Cash flow from operations or results of operations;

—	The levels of dividends to stockholders;

—	Seasonality of certain business components;

—	Natural gas, natural gas liquids and crude oil prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

—	Whether we have sufficient cash to enable us to pay current and expected levels of dividends;

—	Availability of supplies, market demand, volatility of prices, and the availability and cost of capital;

—

Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

—	The strength and financial resources of our competitors;

—	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as expand our facilities;

—	Development of alternative energy sources;

—	The impact of operational and development hazards;

—

Costs of, changes in, or the results of laws, government regulations (including safety and climate change regulation and changes in natural gas production from exploration and production areas that we serve), environmental liabilities, litigation, and rate proceedings;

—	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit

—	plans;

—	Changes in maintenance and construction costs;

—	Changes in the current geopolitical situation;

—	Our exposure to the credit risk of our customers and counterparties;

—	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

—	Risks associated with future weather conditions;

—	Acts of terrorism, including cybersecurity threats and related disruptions;

—	Additional risks described in our filings with the Securities and Exchange Commission.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 28, 2012, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

Williams (NYSE:WMB) · 2Q 2012 Financial Results · Aug. 1, 2012	Page 8 of 8

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

June 30, 2012

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2011					2012
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$300	$171	$253	$79	$803	$287	$133	$420

Income (loss) from continuing operations - diluted earnings per common share	$0.50	$0.29	$0.43	$0.13	$1.34	$0.47	$0.21	$0.68

Adjustments:

Williams Partners
Acquisition- and transition-related costs	$—	$—	$—	$—	$—	$—	$19	$19
Loss related to Eminence storage facility leak	4	3	6	2	15	1	—	1
Gain on sale of certain assets	—	—	—	—	—	—	(6)	(6)
Gain on sale of base gas from Hester storage field	(4)	—	—	—	(4)	—	—	—

Total Williams Partners adjustments	—	3	6	2	11	1	13	14

Midstream Canada & Olefins (MC&O)
Gulf Liquids litigation contingency accrual reduction	—	—	—	(19)	(19)	—	—	—

Total Midstream Canada & Olefins adjustments	—	—	—	(19)	(19)	—	—	—

Other
Gain from Venezuela investment	(11)	—	—	—	(11)	(53)	—	(53)

Total Other adjustments	(11)	—	—	—	(11)	(53)	—	(53)

Adjustments included in segment profit (loss)	(11)	3	6	(17)	(19)	(52)	13	(39)

Adjustments below segment profit (loss)
Early debt retirement costs - Corporate	—	—	—	271	271	—	—	—
Gulf Liquids litigation contingency interest accrual reduction - MC&O	—	—	—	(14)	(14)	—	—	—
Gain from Venezuela investment - related interest - Other	—	—	—	—	—	(10)		(10)
Reorganization-related costs	—	—	—	—	—	—	6	6
Interest income on note receivable from sale of Venezuela assets - Other	—	—	—	—	—	—	(3)	(3)
Allocation of adjustments to noncontrolling interests	—	(1)	(1)	(1)	(3)	—	(6)	(6)

	—	(1)	(1)	256	254	(10)	(3)	(13)

Total adjustments	(11)	2	5	239	235	(62)	10	(52)
Less tax effect for above items	4	(1)	(2)	(89)	(88)	11	(6)	5

Adjustments for tax-related items [1]	(124)	—	(77)	(15)	(216)	—	1	1

Adjusted income from continuing operations available to common stockholders	$169	$172	$179	$214	$734	$236	$138	$374

Adjusted diluted earnings per common share [2]	$0.28	$0.29	$0.30	$0.36	$1.23	$0.39	$0.22	$0.61

Weighted-average shares - diluted (thousands)	596,567	597,633	597,550	600,921	598,175	600,520	626,620	613,570

[1]	The first, third and fourth quarters of 2011 include federal settlements and an international revised assessment. The third quarter of 2011 includes an adjustment to reverse taxes on undistributed earnings of certain foreign operations that are now considered permanently reinvested.

[2]	Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Income

(UNAUDITED)

	2011					2012
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues	$1,871	$1,984	$1,972	$2,103	$7,930	$2,019	$1,846	$3,865
Segment costs and expenses:
Costs and operating expenses	1,311	1,398	1,392	1,463	5,564	1,351	1,350	2,701
Selling, general and administrative expenses	80	78	75	78	311	93	105	198
Other (income) expense - net	(6)	3	—	4	1	8	9	17

Total segment costs and expenses	1,385	1,479	1,467	1,545	5,876	1,452	1,464	2,916

Equity earnings (losses)	34	40	40	41	155	31	27	58
Income (loss) from investments	11	—	—	(4)	7	52	(1)	51

Total segment profit (loss)	531	545	545	595	2,216	650	408	1,058

Reclass equity earnings (losses)	(34)	(40)	(40)	(41)	(155)	(31)	(27)	(58)
Reclass income (loss) from investments	(11)	—	—	4	(7)	(52)	1	(51)
General corporate expenses	(47)	(45)	(48)	(47)	(187)	(40)	(50)	(90)

Operating income (loss)	439	460	457	511	1,867	527	332	859

Interest accrued	(156)	(155)	(153)	(134)	(598)	(141)	(140)	(281)
Interest capitalized	5	5	7	8	25	10	12	22
Investing income - net	44	40	43	41	168	100	30	130
Early debt retirement costs	—	—	—	(271)	(271)	—	—	—
Other income (expense) - net	6	(2)	—	7	11	(4)	3	(1)

Income (loss) from continuing operations before income taxes	338	348	354	162	1,202	492	237	729
Provision (benefit) for income taxes	(22)	109	33	4	124	133	71	204

Income (loss) from continuing operations	360	239	321	158	1,078	359	166	525
Income (loss) from discontinued operations	24	58	21	(520)	(417)	136	(1)	135

Net income (loss)	384	297	342	(362)	661	495	165	660
Less: Net income attributable to noncontrolling interests	63	70	70	82	285	72	33	105

Net income (loss) attributable to The Williams Companies, Inc.	$321	$227	$272	$(444)	$376	$423	$132	$555

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$300	$171	$253	$79	$803	$287	$133	$420
Income (loss) from discontinued operations	21	56	19	(523)	(427)	136	(1)	135

Net income (loss)	$321	$227	$272	$(444)	$376	$423	$132	$555

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.50	$0.29	$0.43	$0.13	$1.34	$0.47	$0.21	$0.68
Income (loss) from discontinued operations	0.04	0.09	0.03	(0.87)	(0.71)	0.23	—	0.22

Net income (loss)	$0.54	$0.38	$0.46	$(0.74)	$0.63	$0.70	$0.21	$0.90

Weighted-average number of shares used in computations (thousands)	596,567	597,633	597,550	600,921	598,175	600,520	626,620	613,570

Common shares outstanding at end of period (thousands)	587,990	588,637	588,955	591,505	591,505	595,271	626,563	626,563
Market price per common share (end of period)	$31.18	$30.25	$24.34	$33.02	$33.02	$30.81	$28.82	$28.82

Common dividends per share	$0.125	$0.200	$0.200	$0.250	$0.775	$0.25875	$0.300	$0.55875

Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Segment Profit (Loss) to Adjusted Segment Profit (Loss)

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Segment profit (loss):

Williams Partners	$437	$471	$471	$517	$1,896	$488	$339	$827
Midstream Canada & Olefins	74	72	73	77	296	103	68	171
Other	20	2	1	1	24	59	1	60

Total segment profit (loss)	$531	$545	$545	$595	$2,216	$650	$408	$1,058

Adjustments:

Williams Partners	$—	$3	$6	$2	$11	$1	$13	$14
Midstream Canada & Olefins	—	—	—	(19)	(19)	—	—	—
Other	(11)	—	—	—	(11)	(53)	—	(53)

Total segment adjustments	$(11)	$3	$6	$(17)	$(19)	$(52)	$13	$(39)

Adjusted segment profit (loss):

Williams Partners	$437	$474	$477	$519	$1,907	$489	$352	$841
Midstream Canada & Olefins	74	72	73	58	277	103	68	171
Other	9	2	1	1	13	6	1	7

Total adjusted segment profit (loss)	$520	$548	$551	$578	$2,197	$598	$421	$1,019

Note: Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in investing income - net in the Consolidated Statement of Income. Equity earnings (losses) results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Williams Partners

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues	$1,579	$1,671	$1,673	$1,806	$6,729	$1,685	$1,583	$3,268

Segment costs and expenses:

Costs and operating expenses	1,107	1,167	1,172	1,240	4,686	1,137	1,163	2,300
Selling, general, and administrative expenses	71	70	66	69	276	85	95	180
Other (income) expense - net	(11)	(1)	4	21	13	5	13	18

Total segment costs and expenses	1,167	1,236	1,242	1,330	4,975	1,227	1,271	2,498

Equity earnings	25	36	40	41	142	30	27	57

Reported segment profit	437	471	471	517	1,896	488	339	827
Adjustments	—	3	6	2	11	1	13	14

Adjusted segment profit	$437	$474	$477	$519	$1,907	$489	$352	$841

Midstream Canada & Olefins

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Olefin and NGL production sales	$290	$305	$305	$290	$1,190	$323	$249	$572
Marketing sales	67	74	63	70	274	67	47	114
Other revenues	6	5	8	9	28	9	8	17

	363	384	376	369	1,492	399	304	703
Intrasegment eliminations	(47)	(37)	(50)	(46)	(180)	(54)	(33)	(87)

Total revenues	316	347	326	323	1,312	345	271	616

Segment costs and expenses:
Olefin and NGL production cost of goods sold	186	200	198	195	779	190	146	336
Marketing cost of goods sold	66	73	64	71	274	65	49	114
Operating costs	23	29	38	27	117	29	32	61
Other:
Selling, general and administrative expenses	8	9	8	10	35	9	10	19
Other (income) expense - net	6	1	(5)	(11)	(9)	3	(1)	2

Intrasegment eliminations	(47)	(37)	(50)	(46)	(180)	(54)	(33)	(87)

Total segment costs and expenses	242	275	253	246	1,016	242	203	445

Reported segment profit	74	72	73	77	296	103	68	$171
Adjustments	—	—	—	(19)	(19)	—	—	—

Adjusted segment profit	$74	$72	$73	$58	$277	$103	$68	$171

Operating statistics

Geismar ethylene sales volumes (million lbs)	272	254	270	242	1,038	284	250	534
Canadian propylene sales volumes (million lbs)	38	26	38	37	139	41	30	71
Canadian NGL sales volumes (million gallons)*	45	32	38	48	163	47	26	73

*	NGL products include: propane, normal butane, isobutane/butylene (butylene), and condensate.

Capital Expenditures and Investments

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Capital expenditures:
Williams Partners	$156	$153	$285	$397	$991	$256	$485	$741
Midstream Canada & Olefins	45	48	39	72	204	68	104	172
Other	6	5	13	8	32	5	4	9
Discontinued operations	319	362	402	486	1,569	—		—

Total*	$526	$568	$739	$963	$2,796	$329	$593	$922

Purchase of businesses:
Williams Partners	$—	$—	$31	$—	$31	$325	$1,724	$2,049
Midstream Canada & Olefins	—	—	10	—	10	—	—	—

Total	$—	$—	$41	$—	$41	$325	$1,724	$2,049

Purchase of investments:
Williams Partners	$36	$65	$39	$57	$197	$48	$136	$184
Other	2	23	—	—	25	—	—	—
Discontinued operations	4	2	2	3	11	—	—	—

Total	$42	$90	$41	$60	$233	$48	$136	$184

Summary:
Williams Partners	$192	$218	$355	$454	$1,219	$629	$2,345	$2,974
Midstream Canada & Olefins	45	48	49	72	214	68	104	172
Other	8	28	13	8	57	5	4	9
Discontinued operations	323	364	404	489	1,580	—	—	—

Total	$568	$658	$821	$1,023	$3,070	$702	$2,453	$3,155

Cumulative summary:
Williams Partners	$192	$410	$765	$1,219	$1,219	$629	$2,974	$2,974
Midstream Canada & Olefins	45	93	142	214	214	68	172	172
Other	8	36	49	57	57	5	9	9
Discontinued operations	323	687	1,091	1,580	1,580	—	—	—

Total	$568	$1,226	$2,047	$3,070	$3,070	$702	$3,155	$3,155

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$482	$604	$828	$1,039	$2,953	$371	$628	$999
Purchase of businesses	—	—	41	—	41	325	1,724	2,049
Purchase of investments	42	90	41	60	233	48	136	184

Total	$524	$694	$910	$1,099	$3,227	$744	$2,488	$3,232

*Increases to property, plant, and equipment	$482	$604	$828	$1,039	$2,953	$371	$628	$999
Changes in related accounts payable and accrued liabilities	44	(36)	(89)	(76)	(157)	(42)	(35)	(77)

Capital expenditures	$526	$568	$739	$963	$2,796	$329	$593	$922

Depreciation, Depletion, and Amortization and Other Selected Financial Data

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Depreciation, depletion, and amortization:
Williams Partners	$150	$154	$155	$152	$611	$156	$168	$324
Midstream Canada & Olefins	6	7	6	7	26	7	6	13
Other	6	5	6	7	24	5	7	12
Discontinued operations	219	237	251	246	953	—	—	—

Total	$381	$403	$418	$412	$1,614	$168	$181	$349

Other selected financial data:
Cash and cash equivalents	$883	$1,130	$946	$889	$889	$1,100	$679	$679
Total assets	$25,083	$25,705	$26,146	$16,502	$16,502	$17,790	$20,267	$20,267
Capital structure:
Debt
Current	$532	$383	$361	$353	$353	$329	$4	$4
Noncurrent	$8,577	$8,925	$9,022	$8,369	$8,369	$8,366	$9,033	$9,033
Stockholders’ equity*	$7,052	$7,231	$7,412	$1,296	$1,296	$2,622	$2,960	$2,960
Debt to debt-plus-stockholders’ equity ratio	56.4%	56.3%	55.9%	87.1%	87.1%	76.8%	75.3%	75.3%

*	Prior period amounts have been recast to reflect a correction to our noncurrent deferred income tax liability related to amounts previously recognized in capital in excess of par value related to the issuance of common units of Williams Partners.

2012 Forecast Guidance—Reported to Adjusted

	August 1 Guidance
	Reported			Adjustment	Adjusted
(Dollars in millions, except earnings per share)	Low — High			Items	Low — High
Segment profit	$1,934	—	$2,259	$(34)	$1,900	—	$2,225
Net interest expense	(485)	—	(500)	—	(485)	—	(500)
General corporate/other/rounding	(143)	—	(168)	(7)	(150)	—	(175)

Pretax income	1,306	—	1,591	(41)	1,265	—	1,550
Provision for income tax	(385)	—	(480)	5	(380)	—	(475)

Income from continuing operations	$921	—	$1,111	$(36)	$885	—	$1,075
Net income attributable to noncontrolling interests	(207)	—	(267)	(8)	(215)	—	(275)

Amounts attributable to Williams:
Income from continuing operations	$714	—	$844	$(44)	$670	—	$800
Diluted EPS	$1.12	—	$1.32		$1.05	—	$1.25

Segment Profit Guidance—Reported to Adjusted

	2012 Guidance			2013 Guidance			2014 Guidance
(Dollars in millions)	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported segment profit:
Williams Partners (WPZ)	$1,611	$1,706	$1,801	$1,800	$2,000	$2,200	$2,125	$2,350	$2,575
Midstream Canada & Olefins	275	338	400	325	400	475	700	800	900
Other	48	53	58	—	—	—	—	—	—

Total Reported segment profit	$1,934	$2,097	$2,259	$2,125	$2,400	$2,675	$2,825	$3,150	$3,475

Adjustments:
Total Williams Partners adjustments	$19	$19	$19	$—	$—	$—	$—	$—	$—
Total Midstream Canada & Olefins adjustments	—	—	—	—	—	—	—	—	—
Total Other adjustments	(53)	(53)	(53)	—	—	—	—	—	—

Total Adjustments	$(34)	$(34)	$(34)	$—	$—	$—	$—	$—	$—

Adjusted segment profit:
Williams Partners (WPZ)	$1,630	$1,725	$1,820	$1,800	$2,000	$2,200	$2,125	$2,350	$2,575
Midstream Canada & Olefins	275	338	400	325	400	475	700	800	900
Other	(5)	—	5	—	—	—	—	—	—

Total Adjusted segment profit	$1,900	$2,063	$2,225	$2,125	$2,400	$2,675	$2,825	$3,150	$3,475

Reconciliation of Forecasted Reported Income from Continuing Operations to Adjusted Income from Continuing Operations

	2012 Guidance			2013 Guidance			2014 Guidance
(Dollars in millions, except earnings per share)	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported income from continuing operations	$714	$779	$844	$770	$883	$995	$1,100	$1,263	$1,425

Adjustments—pretax	(49)	(49)	(49)	—	—	—	—	—	—

Less taxes	5	5	5	—	—	—	—	—	—

Adjustments—after tax	(44)	(44)	(44)	—	—	—	—	—	—

Adjusted income from continuing ops	$670	$735	$800	$770	$883	$995	$1,100	$1,263	$1,425

Adjusted diluted EPS	$1.05	$1.15	$1.25	$1.20	$1.38	$1.55	$1.70	$1.95	$2.20

Note: All amounts attributable to Williams

Non-GAAP Reconciliation of Fee Revenues to Total Segment Revenues

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues
Fee revenues from gas pipeline business	$361	$359	$368	$384	$1,472	$384	$366	$750
Fee revenues from midstream business	217	230	249	248	944	258	274	532
Tracked revenues from gas pipeline business	50	48	61	42	201	38	33	71
Commodity-based revenues from midstream business	1,441	1,608	1,542	1,759	6,350	1,520	1,341	2,861
Other/Elims	(490)	(574)	(547)	(627)	(2,238)	(515)	(431)	(946)

Total Williams Partners revenue	$1,579	$1,671	$1,673	$1,806	$6,729	$1,685	$1,583	$3,268